SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 12, 2025

AB International Group Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55979	37-1740351
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

144 Main Street, Mt. Kisco, NY	10549
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 202-3108

______________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on May 5, 2025, AB International Group Corp. (the “Company”) entered into an Intellectual Property License Agreement (the “Original Agreement”) with AIHUB Releasing, Inc. (“AIHUB”), pursuant to which AIHUB granted the Company an exclusive license to use the ufilm AI Generated Creation, Productions Synthesis and Release System (the “ufilm AI IP”) for a total license fee of $2,000,000, payable as $500,000 in cash within ten business days of the effective date and $1,500,000 in cash within ten business days after the SaaS software utilizing the ufilm AI IP passes the Company’s testing.

On June 2, 2025, the Company entered into an Amendment to Intellectual Property Transfer Agreement (the “Amendment”) with AIHUB. The Amendment modifies the terms of the Original Agreement due to the ufilm AI IP failing to meet specified functional standards in testing—specifically, approximately two-thirds of its functionalities remaining unimplemented, including the automatic ad insertion module and intelligent video release module.

Under the Amendment, the Company will provide its NFT Movies and Music Market Intellectual Property (the “NFT MMM IP”), valued at $500,000, in lieu of the initial $500,000 cash payment. The Company is exempted from paying the remaining $1,500,000, and in exchange, the full ownership interest in the ufilm AI IP (beyond a mere license) will be transferred to the Company.

On July 12, 2025, the Company entered into a Final Execution Agreement for Intellectual Property Transfer (the “Final Agreement”) with AIHUB, further modifying the Original Agreement and the Amendment. Following the Amendment’s effective date, AIHUB indicated it could not deliver the ufilm AI IP on schedule due to additional defects in the remaining one-third of functionalities, including lack of H5 version for mobile web performance, limited multi-language support (English and Simplified Chinese only), and unimplemented voice reading, speech input, and social media sharing features.

Under the Final Agreement, the Company will pay $300,000 in cash (in lieu of delivering the NFT MMM IP valued at $500,000 under the Amendment) as full consideration for the transfer of full ownership interest in the ufilm AI IP. The cash payment will be made to AIHUB’s designated bank account by July 31, 2025.

Upon full payment, AIHUB will immediately deliver the current version of the ufilm AI IP. The Company is exempted from the remaining $1,500,000 payment and from delivering the NFT MMM IP. AIHUB’s delivery obligations under the Amendment continue, while the Company’s delivery obligations are canceled.

The Final Agreement is governed by New York law, with disputes resolved through arbitration at the American Arbitration Association in New York City.

The foregoing descriptions of the Amendment and the Final Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the agreements, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment to Intellectual Property Transfer Agreement, dated June 2, 2025, between AB International Group Corp. and AIHUB Releasing, Inc.
10.2	Final Execution Agreement for Intellectual Property Transfer, dated July 12, 2025, between AB International Group Corp. and AIHUB Releasing, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AB International Group Corp.

/s/ Chiyuan Deng

Chiyuan Deng

Chief Executive Officer and Chief Financial Officer

Date: July 14, 2025

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